INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Exhibit 99.2

Non-performing assets

	June 30, 2005	December 31, 2004

	(dollars in thousands)
Non-accrual loans	$20,539	$11,804
Loans 90 days or more past due and
still accruing interest	6,725	3,123
Restructured loans	221	218

Total non-performing loans	27,485	15,145
Other real estate	2,985	2,113

Total non-performing assets	$30,470	$17,258

As a percent of Portfolio Loans
Non-performing loans	1.15%	0.68%
Allowance for loan losses	1.07	1.11
Non-performing assets to total assets	0.94	0.56
Allowance for loan losses as a percent of
non-performing loans	94	163

Allowance for loan losses

	Six months ended June 30,
	2005		2004

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$24,737	$1,846	$16,836	$892
Additions (deduction)
Allowance on loans acquired			3,576
Provision charged to operating expense	4,240	(106)	1,222	288
Recoveries credited to allowance	842		610
Loans charged against the allowance	(4,099)		(2,140)

Balance at end of period	$25,720	$1,740	$20,104	$1,180

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.28%		0.17%

Alternate Sources of Funds

	June 30, 2005			December 31, 2004

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$759,486	2.0 years	3.11%	$576,944	1.9 years	2.56%
Fixed rate FHLB advances(1)	55,823	6.2 years	5.60	59,902	6.4 years	5.55
Variable rate FHLB advances(1)	123,000	0.4 years	3.46	164,000	0.4 years	2.32
Securities sold under agreements to
Repurchase(1)	165,032	0.1 years	3.25	169,810	0.2 years	2.27
Federal funds purchased	143,815	1 day	3.48	117,552	1 day	2.44

Total	$1,247,156	1.5 years	3.32%	$1,088,208	1.4 years	2.63%

                (1) Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	June 30, 2005	December 31, 2004

	(in thousands)
Unsecured debt	$8,000	$9,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	21,180	21,195
Capital surplus	157,444	158,797
Retained earnings	57,148	41,795
Accumulated other comprehensive income	8,306	8,505

Total shareholders' equity	244,078	230,292

Total capitalization	$314,428	$301,642

Non-Interest Income

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

	(in thousands)
Service charges on deposit accounts	$4,958	$4,258	$9,000	$7,899
Net gains (losses) on asset sales
Real estate mortgage loans	1,307	2,163	2,695	3,222
Securities	1,283	2	1,251	495
Title insurance fees	468	539	965	1,083
VISA check card interchange income	685	492	1,307	908
Bank owned life insurance	368	383	757	728
Manufactured home loan origination fees
and commissions	337	320	611	609
Mutual fund and annuity commissions	405	296	697	643
Real estate mortgage loan servicing	174	1,765	1,238	1,081
Other	1,185	1,050	2,374	2,037

Total non-interest income	$11,170	$11,268	$20,895	$18,705

Real Estate Mortgage Loan Activity

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

	(in thousands)
Real estate mortgage loans originated	$186,998	$199,576	$333,960	$358,995
Real estate mortgage loans sold	95,955	137,896	183,873	206,630
Real estate mortgage loans sold with servicing
rights released	11,224	16,564	21,522	24,245
Net gains on the sale of real estate mortgage loans	1,307	2,163	2,695	3,222
Net gains as a percent of real estate mortgage
loans sold ("Loan Sale Margin")	1.36%	1.57%	1.47%	1.56%
SFAS #133 adjustments included in the Loan
Sale Margin	(0.04%)	(0.07%)	0.01%	(0.03%)

Capitalized Real Estate Mortgage Loan Servicing Rights

	Six months ended June 30,
	2005	2004

	(in thousands)
Balance at beginning of period	$11,360	$8,873
Originated servicing rights capitalized	1,579	1,800
Amortization	(958)	(1,081)
(Increase)/decrease in impairment reserve	334	562

Balance at end of period	$12,315	$10,154

Impairment reserve at end of period	$432	$160

Non-Interest Expense

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

	(in thousands)
Salaries	$8,659	$7,796	$17,038	$15,391
Performance-based compensation
and benefits	1,998	1,508	4,118	2,778
Other benefits	2,520	2,550	5,500	4,784

Compensation and employee
benefits	13,177	11,854	26,656	22,953
Occupancy, net	2,103	1,814	4,341	3,637
Furniture and fixtures	1,715	1,475	3,513	2,865
Mepco claims expense		2,700		2,700
Data processing	1,247	1,110	2,390	2,163
Loan and collection	1,128	877	2,084	1,624
Advertising	1,099	935	2,078	1,605
Communications	908	859	1,984	1,665
Amortization of intangible assets	694	525	1,387	977
Legal and professional	562	551	1,353	840
Supplies	614	656	1,224	1,100
Write-off of uncompleted software		977		977
Other	2,759	1,894	5,022	3,779

Total non-interest expense	$26,006	$26,227	$52,032	$46,885

Average Balances and Tax Equivalent Rates

	Three Months Ended June 30,
	2005			2004

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,385,097	$43,909	7.38%	$1,856,632	$32,241	6.97%
Tax-exempt loans (1,2)	6,297	116	7.39	6,613	123	7.48
Taxable securities	287,792	3,561	4.96	257,863	2,997	4.67
Tax-exempt securities (2)	255,307	4,316	6.78	197,137	3,542	7.23
Other investments	17,371	123	2.84	14,297	168	4.73

Interest Earning Assets	2,951,864	52,025	7.06	2,332,542	39,071	6.72

Cash and due from banks	60,411			46,971
Other assets, net	192,126			142,423

Total Assets	$3,204,401			$2,521,936

Liabilities
Savings and NOW	$878,836	1,867	0.85	$766,668	995	0.52
Time deposits	1,180,878	8,797	2.99	796,345	5,023	2.54
Long-term debt	6,495	74	4.57	2,637	13	1.98
Other borrowings	527,237	5,233	3.98	490,974	3,953	3.24

Interest Bearing Liabilities	2,593,446	15,971	2.47	2,056,624	9,984	1.95

Demand deposits	274,610			215,975
Other liabilities	91,157			67,685
Shareholders' equity	245,188			181,652

Total liabilities and shareholders' equity	$3,204,401			$2,521,936

Tax Equivalent Net Interest Income		$36,054			$29,087

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.89%			5.00%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

Average Balances and Tax Equivalent Rates

	Six Months Ended June 30,
	2005			2004

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,341,439	$85,015	7.30%	$1,788,570	$62,284	6.99%
Tax-exempt loans (1,2)	7,168	238	6.70	6,740	251	7.49
Taxable securities	295,994	7,253	4.94	255,514	6,091	4.79
Tax-exempt securities (2)	249,850	8,342	6.73	198,021	7,069	7.18
Other investments	17,376	335	3.89	14,119	334	4.76

Interest Earning Assets	2,911,827	101,183	6.99	2,262,964	76,029	6.75

Cash and due from banks	60,545			45,554
Other assets, net	190,418			135,691

Total Assets	$3,162,790			$2,444,209

Liabilities
Savings and NOW	$880,137	3,541	0.81	$743,366	1,967	0.53
Time deposits	1,137,242	16,297	2.89	794,265	10,253	2.60
Long-term debt	6,743	154	4.61	1,319	13	1.98
Other borrowings	534,398	10,115	3.82	464,556	7,991	3.46

Interest Bearing Liabilities	2,558,520	30,107	2.37	2,003,506	20,224	2.03

Demand deposits	273,612			199,183
Other liabilities	89,765			67,214
Shareholders' equity	240,893			174,306

Total liabilities and shareholders' equity	$3,162,790			$2,444,209

Tax Equivalent Net Interest Income		$71,076			$55,805

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.91%			4.95%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

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